                                  Exhibit 10.9

                            2002 EMPLOYMENT AGREEMENT
                            BETWEEN J2 COMMUNICATIONS
                                       AND
                                DANIEL S. LAIKIN

        This 2002 EMPLOYMENT AGREEMENT, dated as of May 17, 2002 (the "Agreement"), is entered into by and between J2 COMMUNICATIONS, a California corporation (the "Company"), and Daniel S. Laikin ("Executive").

                                    RECITALS

        WHEREAS, Executive has served since 2000 and continues to serve as a Member of the Board of Directors of the Company;

        WHEREAS, National Lampoon Acquisition Group LLC, a California limited liability company ("NLAG"), and/or certain affiliates of NLAG, are investing an amount equal to at least Two Million Dollars ($2,000,000) in the Company (the "NLAG Investment") and have options and warrants to purchase additional shares of capital stock from the Company pursuant to that certain Preferred Stock and Warrant Purchase Agreement dated as of April 25, 2002, as amended by the First Amendment to Preferred Stock and Warrant Purchase Agreement dated May 17, 2002 (the "Stock Purchase Agreement");

        WHEREAS, the Company, such investors and certain other shareholders of the Company are entering into various agreements and certain other transactions in connection therewith and ancillary thereto (including this Agreement), as set forth in the Stock Purchase Agreement (the closing of the Stock Purchase Agreement, the execution and delivery of the Agreement, and the other transactions contemplated thereby or collectively referred to as the "Transactions");

        WHEREAS, as part of the Transactions the Executive is becoming the Chief Operating Officer ("COO") of the Company and entering into this Agreement; and

        WHEREAS, the Board has determined that this Agreement is in the best interests of the Company:

                                A G R E E M E N T

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

        1. EMPLOYMENT

                (a) Executive Employment. The Company hereby employs Executive, and Executive hereby agrees to perform services for the Company for and during the term hereof, and to serve as COO of the Company and, following the retirement, resignation or termination of James P. Jimirro's employment with Company, as President and Chief Executive Officer ("CEO") of the Company. Executive shall perform such duties and have such responsibilities as are set forth in the Bylaws of the Company and as may from time to time be assigned to Executive by the Board. The Executive shall report solely to the Board and shall be subject to direction solely from the Board in the performance of his duties hereunder. For purposes of this Agreement, unless the context otherwise requires, references to the business of "the Company" shall include any successor corporation or corporations which may be the eventual successor to the present or future business and/or assets of the Company.

                (b) Duties. Throughout the period that the Executive is employed by the Company hereunder (the "Employment Term"), Executive shall devote substantially all of his time, energy and skill during normal business hours to the business and affairs of the Company, except for vacation periods and periods of illness or incapacity, but nothing in this Agreement shall preclude Executive from devoting reasonable amounts of time to serve as a director or member of a committee of any organization involving no material and substantial conflict of interest with the Company or from pursuing personal investments provided that Employee shall not, directly or indirectly, as employee, consultant, agent, investor, principal, partner, stockholder (except as a holder of less that 1% of the issued and outstanding stock or debt of a publicly held corporation), officer, director or otherwise, engage or participate in any business similar to or in competition in any manner whatsoever with the business as now or hereafter conducted.

                (c) Place of Employment. The Company shall not change the location of the principal office of the Company or Executive's principal place of employment during the Employment Term of this Agreement without the prior written approval of Executive. The Executive shall not be required to travel from Los Angeles on business for unreasonable periods of time or on an unreasonable number of business trips.

        2. COMPENSATION. The Company shall provide to Executive and pay the following forms of compensation: (a) Base Salary.

                        (i) During the Employment Term, the Company shall pay to
                Executive an annual salary (the "Base Salary") for the services to be rendered by him hereunder, including all services to be rendered as an officer, employee or director of the Company or any of its direct or indirect subsidiaries, which shall initially be Two Hundred Thousand Dollars ($200,000) per year. Such salary shall be payable in cash in semi-monthly payments on the 1st and 15th days of each month. Executive's Base Salary as in effect from time to time shall not be subject to reduction without Executive's prior written consent.

                        (ii) Adjustments to Base Salary. Executive's Base Salary
                may be increased (but not decreased) by the Board in its sole discretion.

               (b) Stock Options. On the effective date of this Agreement, the Board (acting solely by "outside directors" as such term is defined in the regulations regarding performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, shall grant to Executive options to purchase 100,000 shares of the Company's Common Stock, no par value (the "Common Stock") on the following terms and conditions:

                        (i) The options shall be granted under and pursuant to
                the Company's Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan").

                        (ii) The exercise price of each option shall be equal to
                (A) the average of the last reported sale price for one share of Common Stock during the five (5) business days preceding the date of grant as reported on the NASDAQ Automated Quotation System; or (B) if (A) is not applicable, then the fair market value of one share of the Common Stock, as determined in good faith by the Board.

                        (iii) All stock options granted to Executive pursuant to
                this Section 2(b):

                             (A) shall be immediately exercisable; (B) shall
                      expire to the extent not exercised prior to the close of business on the day ten (10) years from the date of grant; and (C) shall be governed by the Plan and an agreement substantially in the form of the agreement attached hereto as Exhibit A, or as otherwise agreed upon by the parties. The Company shall use its best efforts to assure that all options are granted to Executive under the Plan, or a similar plan later adopted by the Company which satisfies the conditions of Rule 16b-3 of the Securities and Exchange Commission or any successor thereto.

                        (iv) In the event of a change in the number of the
                Company's shares of Common

                Stock outstanding caused by an event listed in Section 3.3 of the Plan, the number of shares subject to options granted after the date of such event shall be adjusted in accordance with the procedures contained in such Section and the number of options to be granted to Executive pursuant to this Section 2(b) shall be correspondingly adjusted.

                        (v) Notwithstanding the foregoing, if and to the extent
                that, in the opinion of counsel, the Company is unable to grant the Executive any stock options due Executive pursuant to this
                Section 2(b) because such grant would violate any state or federal securities law, regulation, permit or approval obtained by the Company, then the Company shall to the extent it is able to do so without violation of the foregoing, at the time such stock options would otherwise be granted to Executive hereunder; agree with the Executive on a reasonably equivalent, alternative form of compensation, with the agreement of neither party to be unreasonably withheld.

                        (vi) The Board may grant additional stock options to
                Executive in its sole discretion.

               (c) Vacation. During the Employment Term, Executive shall be entitled to four (4) weeks annual paid vacation to be taken at such times as are mutually satisfactory to Executive and to the Company.

               (d) Other Benefits. During the Employment Term, the Company shall provide Executive with benefits substantially similar to those enjoyed by the President under any of the Company's vacation, pension, retirement, life insurance, medical, health and accident, or disability plans or policies in which the President is presently participating and the Company shall not take any action which would directly or indirectly materially reduce any of such benefits or deprive Executive of any material fringe benefit presently enjoyed by the President immediately prior to the date of this Agreement. During the Employment Term, Executive shall also be entitled to participate in or receive benefits under all of the Company's employee benefit plans, policies, practices and arrangements made available by the Company in the future to its executive employees subject to and on a basis consistent with the terms, conditions and overall administration of such benefit plans and the terms of this Agreement. Without limiting the foregoing, during the Employment Term, the Company shall provide Executive with support services comparable to those currently provided to the President, including without limitation the exclusive use of an appropriate office and the services (at a level comparable to the President) of a secretary of his choice. At its discretion, the Board may grant to Executive benefits under the Company's existing employee benefit plans in addition to those presently enjoyed by Executive or specified herein, based upon Executive's contributions to the success of the Company.

        3. EXPENSES. Executive shall be reimbursed for expenses incurred for business purposes by the Company upon presenting satisfactory vouchers evidencing such expenses. Executive shall be provided with and the Company shall pay all insurance, maintenance, license, registration and operational expenses for an automobile of his choice (luxury class).

        4. TERMINATION.

                (a) Term. This Agreement shall be in effect from the date hereof through a period ending one year after the date hereof, and shall automatically be extended for successive one year terms thereafter unless and until the Board of Directors elects not to renew this Agreement and cause the Company to so notify Executive in writing of such nonrenewal at least sixty (60) days prior to the end of the then-current one-year term of this Agreement or unless earlier terminated in accordance with this Section 4 (the "Employment Term"); provided, however, that, prior to the first annual meeting of the shareholders of the Company following the "Payment Satisfaction Date" (as defined in that certain Voting Agreement dated May 17, 2002, among Executive, James P. Jimirro and various other shareholders of the Company (the "Voting Agreement")), for purposes of deciding not to renew Executive's employment for an additional one-year term hereunder a majority of the "Independent Director" (as defined in the Voting Agreement) and the "Series B Directors" (as defined in the Voting Agreement), acting as a group, shall make that decision for the Board of Directors, and the remaining Directors shall not participate in such decision, notwithstanding any provision of the Bylaws of the Company to the contrary, and the Board of Directors shall abide by, and act in accordance with, the decision of such group.

                (b) Notice of Termination. "Notice of Termination" shall be a written notice terminating Executive's employment hereunder which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

                (c) Death. This Agreement shall be terminated automatically upon the death of Executive.

                (d) Disability. This Agreement shall be terminated automatically upon the permanent disability of Executive. For purposes of this Agreement, a permanent disability shall be deemed to have occurred if
        (i) Executive is unable to perform his material duties hereunder for a period of ninety (90) consecutive days, or one hundred eighty (180) days in any one (1) year, on account of any physical or mental disability; or
        (ii) a licensed physician selected by the Company and approved by Executive (or his closest relative if Executive is unable to act), which approval shall not be unreasonably withheld, makes a medical determination of physical or medical disability or incapacity of Executive.

                (e) Termination by the Company For Cause. This Agreement may be terminated voluntarily by the Company immediately at any time during its term for "Cause" which shall mean (i) the willful and continued failure by Executive to substantially perform his duties with the Company in good faith (other than any such failure resulting from his incapacity due to physical or mental illness), after a demand for substantial performance is delivered to him by the Board which specifically identifies the manner in which the Board believes that Executive has not substantially performed his duties in good faith; or (ii) the willful engaging by Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this
        Section 4(e), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to him a Notice of Termination and a copy of a resolution duly adopted by the affirmative vote of at least five of the six members of the Board excluding Executive at a meeting of the Board called and held for such purpose (after reasonable written notice to Executive, not less than 10 days prior to the date of such meeting, detailing the alleged basis for such determination; and an opportunity for Executive, together with his counsel, to be heard before such meeting), finding that in the good faith opinion of the Board, Executive was guilty of conduct set forth above in clause (i) or (ii) of the first sentence of this Section 4(e) and specifying the particulars thereof in detail. Any dispute concerning a determination of "Cause" pursuant hereto shall be subject to arbitration pursuant to Section 9(c) hereof.

                (f) Date of Termination. Subject to Section 4(g), "Date of Termination" means (i) if employment is terminated upon the death of Executive, the date of such death; (ii) if employment is terminated upon the permanent disability of Executive as provided for in Section 4(d), on the date permanent disability is first established pursuant to that Section; or (iii) if employment is terminated pursuant to Section 4(e), the date specified in the second to last sentence of Section 4(e).

                (g) Notice of Dispute. Within fifteen (15) days after Notice of Termination is given pursuant to Section 4(e), the party receiving such Notice of Termination may notify the other party that a dispute exists concerning the termination ("Notice of Dispute"), and the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected); and provided, however, that the Date of Termination shall be extended by a Notice of Dispute only if the party delivering such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of a Notice of Dispute, the Company will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given and continue him as a participant in all compensation, bonus, benefit and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved. Notwithstanding anything expressed or implied to the contrary in this Section 4(i), the failure of a party to give a Notice of Dispute or to pursue a dispute with reasonable diligence shall not foreclose the party from disputing such termination or otherwise pursing any rights to damages or other remedies to which the party may be entitled at law.

        5. COMPENSATION AND BENEFITS UPON CERTAIN EARLY TERMINATIONS. If Executive's employment shall be terminated by the Company for Cause, or by Executive, or upon the death or disability of Executive, in addition to any benefits mandated by law, the Company shall pay Executive his full Base Salary in effect at the Date of Termination and other benefits to which he is entitled through the Date of Termination at the rate in effect at the time Notice of Termination is given.

        6. SUCCESSORS. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

        7. REGISTRATION RIGHTS.

                (a) The Company shall register all options of Executive (regardless of whether such options have been granted under this Agreement or otherwise), and the Common Stock with respect to which such options are exercisable, as soon as practicable after issuance on Form S-8 or any successor form thereto pursuant to the rules and regulations of the Securities and Exchange Commission.

        8. INDEMNITY. Concurrently with the execution of this Agreement, the Company and the Executive shall execute and deliver to each other an Indemnity Agreement in the form attached as Exhibit "B" hereto. The delivery of such agreement by the Company is in consideration for the performance by Executive of his obligations under this Agreement.

        9. MISCELLANEOUS.

                (a) Severability. The provisions of this Agreement shall be severable and if any provision hereof shall be judged to be invalid, such invalidity shall not affect any other portion of this Agreement which can be given effect.

                (b) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be duly given if actually received or if duly mailed, registered or certified mail, return receipt requested, postage prepaid:

               If to the Company, to:
               J2 Communications
               10850 Wilshire Blvd., Suite 1000
               Los Angeles, CA 90024

               If to Executive, to:
               Daniel S. Laikin
               9920 Towne Road
               Carmel, IN 46032

or to such other address as either party may furnish to the other in writing, making specific reference to this

Section 9(b).

                (c) Arbitration. In the event that there shall be a dispute between the parties hereto concerning the meaning, application or interpretation of this Agreement or of the legal relations connected therewith, or concerning any alleged breach hereof, or to enforce the terms hereof or to seek damages in respect of a breach hereof or otherwise relating hereto, then such dispute shall be referred to the American Arbitration Association for arbitration before a single arbitration in Los Angeles, California, according to the rules of the arbitrator appointed by said Association; and the decision of such Association shall be final and binding on the parties hereto.

                (d) Rights to Work Product. Executive grants to the Company all rights of every kind whatsoever, exclusively and perpetually, in and to all services performed by him for the Company hereunder, during the term hereof, and the results and proceeds thereof, including all of Executive's creative works including without limitation ideas, concepts, formats, themes, screenplays, and/or adaptations of the foregoing, whether or not reduced to writing, and whether or not otherwise protected by copyrights, or rights thereto, or at common law or otherwise during the term hereof. Executive agrees that all films, film rights, videotapes, distribution rights, literary material, photoplays, music rights, ideas for photoplays, scripts and similar rights, presentations, ideas, formats and all other material (collectively referred to as "Material") submitted to him by third parties during the term of his employment hereunder shall be deemed to be submitted to the Company and upon the termination of his employment hereunder Executive shall forthwith deliver all such Material in his possession, if any, to the Company.

               (e) Confidentiality. Without the express prior written consent of the Company, Executive shall not, except in the ordinary course of performing his duties for the Company, disclose or make available to anyone outside the Company, any confidential or proprietary information of the Company its subsidiaries, or affiliated corporations or entities including, without limitation, trade secrets, customer lists, financial data, programming plans or other information not generally known to any competitor of the Company, its subsidiaries or affiliated corporations or entities. Upon termination of his employment, Executive shall deliver to the Company all documents in his possession containing any such confidential or proprietary information; provided, however, that Employee shall be entitled to retain a copy (but not the original) of his personal correspondence file. The agreements of Executive set forth in this Section 9(e) shall survive the end of the Employment Term.

                (f) Attorneys' Fees. In the event of any dispute hereunder, or in the event of any action to enforce the terms and provisions of this Agreement, the prevailing party shall be entitled to recover from the other his reasonable attorneys' fees and disbursements and other costs incurred in connection therewith.

                (g) Assignment. Neither this Agreement nor any right or interest under this Agreement shall be assignable by Executive. This Agreement shall not be assignable by the Company without the prior written consent of Executive.

                (h) Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties with respect to Executive's employment by the Company on and after the date hereof. Said Agreement shall be binding upon the heirs, administrators, successors and assigns of the parties hereto. There are no oral agreements, modifications, representations or understandings relating to Executive's employment by the Company on and after the date hereof which are not specifically set forth herein. All negotiations regarding Executive's employment by the Company on and after the date hereof are merged into this Agreement.

                (i) Governing Law. This Agreement and each of the provisions hereunder shall be interpreted according to and governed by the internal laws of the State of California regardless of the principles of choice of law of that or any other jurisdiction. The parties hereto submit to the jurisdiction of the state and federal courts of the State of California.

                (j) No Mitigation of Damages. Executive shall not be required to mitigate the amount of any payment provided for in Sections 2 or 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in Sections 2 or 3 be reduced by any compensation earned by him as the result of employment by another employer, or by retirement benefits, after the Date of Termination. The Company shall not be entitled to any rights to offset, mitigate or otherwise reduce the amounts owing to Executive by virtue of Sections 2 or 3 with respect to any rights, claims or damages which the Company may have against Executive.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Executive has executed this Agreement as of the day and year first above written.

                                            "The Company"

                                            J2 COMMUNICATIONS


                                            By:_____________________________
                                                James P. Jimirro, President


                                            "Executive"

                                            DANIEL S. LAIKIN

                                            --------------------------------

                                    EXHIBIT A

                                J2 COMMUNICATIONS

                      NON-QUALIFIED STOCK OPTION AGREEMENT

Daniel S. Laikin                               Date Option Granted: May 17, 2002
Name of Optionee

9920 Towne Road
Carmel, IN 46032
Residence Address

        THIS AGREEMENT (this "Agreement") is made as of the date set forth above between J2 COMMUNICATIONS, a California corporation (hereinafter called the "Company"), and the optionee named above (hereinafter called the "Optionee").

                                     RECITAL

        The Board of Directors of the Company, or a duly appointed Committee (as such term is defined in the J2 COMMUNICATIONS Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan")) (acting solely by "outside directors" as such term is defined in the regulations regarding performance based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended), has determined that it is to the advantage and interest of the Company and its shareholders to grant the option provided for herein to the Optionee as an inducement to associate with, and remain in the service of, the Company or any of its Subsidiaries (as such term is defined in the Plan) and as an incentive for increased effort during such service. All capitalized terms used herein which are not otherwise defined herein, shall have the meaning ascribed to them in the Plan.

        In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

               (a) Grant of Option. Pursuant to and subject to the terms and conditions of the Plan, the Company grants to the Optionee the right and option (the "Stock Option") to purchase on the terms and conditions hereinafter set forth all or any part of an aggregate of one hundred thousand (100,000) shares (the "Shares") of the presently authorized and unissued Common Stock of the Company at the purchase price of $_____ per share as the Optionee may, from time to time, elect. The Stock Option shall vest in its entirety immediately upon being granted.

               (b) Exercise. The right to exercise the Stock Option granted hereunder, to the extent unexercised, shall remain in effect for a period of ten years from the date of grant, and thereafter shall terminate and expire.

                (c) Method of Exercise. The Stock Option may be exercised by the Optionee from time to time by delivering written notice to the Company (in the form attached hereto as Exhibit A) stating the number of Shares with respect to which the Stock Option is being exercised, together with payment in full of the purchase price for the number of Shares being exercised. Payment of the purchase price, in whole or in part, may be made (A) in cash or by certified or cashier's check payable to the order of the Company, (B) in the form of unrestricted Stock (if held for at least six 6 months) already owned by the Optionee, (C) by cancellation of any indebtedness owed by the Company to the Optionee, (D) through the surrender of shares of Stock then issuable upon exercise of the Stock Option having a Fair Market Value on the date of exercise thereof equal to the aggregate exercise price of the Stock Option exercised or portion thereof, or (E) by any combination of the foregoing. If requested by the Board of Directors of the Company or the Committee, prior to the delivery of any Shares, the Optionee, or any other person entitled to exercise the Stock Option, shall supply the Board of Directors of the Company or the Committee with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations. As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without transfer or issue tax to the Optionee or other person entitled to exercise the Stock Option, deliver to the Optionee or such other person, at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the shares being exercised.

        The Optionee may exercise the Stock Option for less than the total number of Shares for which the Stock Option is exercisable, provided that a partial exercise may not (i) be for less than 100 shares, except in the final year of the Stock Option, and (ii) include any fractional shares.

               (d) Termination of Stock Option. Notwithstanding anything in this Agreement or the Plan to the contrary, this Stock Option shall terminate and expire as provided in paragraph (b) of this Agreement or at such earlier times and on such terms as follows:

                        (1) Termination by Death. If the Optionee's employment
                with the Company, any Subsidiary or Parent Corporation terminates by reason of death, the Stock Option may thereafter be immediately exercised by the legal representative of the estate or by the legatee of the Optionee under the will of the Optionee, until the expiration of the stated term of the Stock Option;

                        (2) Termination by Reason of Disability. No termination
                of the Optionee's employment with the Company, any Subsidiary or Parent Corporation by reason of Disability shall affect the exercisability of the Stock Option; and

                        (3) Other Termination. Except as otherwise provided in
                this paragraph or otherwise determined by the Administrator, if the Optionee's employment with the Company, any Subsidiary or Parent Corporation terminates for any reason other than death or Disability, the Stock Option may be exercised until the expiration of the stated term of this Stock Option; provided, however, that if the expiration of the stated term of the Stock Option is less than 30 days from the date of termination, then the Stock Option shall expire 30 days from the date of termination.

               (e) Adjustments. The number and kind of shares subject to this Stock Option and the price to be paid therefor shall be subject to adjustment as provided in the Plan.

               (f) Non-Transferability. This Stock Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

               (g) No Shareholder Rights. The Optionee or other person entitled to exercise the Stock Option shall have no rights or privileges as a shareholder with respect to any Shares subject hereto until the Optionee or such person has (1) given written notice of exercise, (2) paid in full for such Shares, and (3) if requested, given the representations provided for in paragraphs (c) and (i) of this Agreement (the "Exercise Conditions"), and no adjustment (except such adjustments as may be effected pursuant to the provisions of paragraph (e) hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee or such person shall have satisfied all of the Exercise Conditions.

               (h) Plan Controls. The Stock Option shall be subject to and governed by the provisions of the Plan (a copy of which is attached hereto as Exhibit B), which the Committee alone shall have the authority to interpret and construe. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall govern. All determinations and interpretations thereof made by the Committee shall be conclusive and binding on all parties hereto and upon their successors and assigns. This Stock Option is not intended to meet the requirements of an incentive stock option within the meaning of Section 422A of the Code.

                (i) Conditions to Issuance of Shares. THE COMPANY'S OBLIGATION TO ISSUE SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE STOCK OPTION IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE COMPANY OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENT REGULATORY BODY or THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND AGREEMENTS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE STOCK OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND AGREEMENTS INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE STOCK OPTION, (A) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (B) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES FOR SUCH SHARES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND AGREEMENTS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO AND STATING THAT, PRIOR TO MAKING ANY SALE OR OTHER DISPOSITION OF ANY SUCH SHARES, THE OPTIONEE, OR ANY OTHER PERSON ENTITLED

        TO EXERCISE THE STOCK OPTION, WILL GIVE THE COMPANY NOTICE OF INTENTION TO SELL OR DISPOSE OF THE SHARES NOT LESS THAN FIVE DAYS PRIOR TO SUCH SALE OR DISPOSITION.

               (j) Method of Acceptance. This Agreement is addressed to the Optionee in duplicate and shall not be effective until the Optionee executes the acceptance below and returns one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of this Agreement and the Plan.

               (k) Governing Law. THIS OPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE IN, AND TO BE PERFORMED WITHIN, THAT STATE.

        EXECUTED as of the 17th day of May, 2002.

                                                   J2 COMMUNICATIONS


                                                   ----------------------------
                                                   JAMES TOLL
                                                   Chief Financial Officer

ACCEPTED:


--------------------------
DANIEL S. LAIKIN, Optionee


--------------------------
Date

                                   EXHIBIT "A"

                                J2 COMMUNICATIONS
             AMENDED AND RESTATED 1999 STOCK OPTION, DEFERRED STOCK
                            AND RESTRICTED STOCK PLAN

                               Notice of Exercise

Corporate Secretary
J2 Communications.
10850 Wilshire Boulevard, Suite 1000
Los Angeles, California 90024

Dear Sir:

1. I am the holder of an option granted under the Company's Amended and Restated 1999 Stock Option, Deferred Stock and Restricted Stock Plan (the "Plan"). I hereby exercise my option (the "Option") to purchase ___________________________ (______) shares (the "Shares") of the Company's Common Stock at an exercise price of ____________ Dollars and __________ Cents ($ ) per Share. Payment to the Company of the aggregate exercise price for the Shares, in accordance with the provisions of the Stock Option Agreement between me and the Company regarding the Option (the "Option Agreement"), is enclosed.

2. Tax Representation. I understand that I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. I represent that I have consulted any tax consultants I deem advisable in connection with the purchase or disposition of the Shares (or have knowingly chosen not to consult a tax advisor) and that I am not relying on the Company or its employees, directors, officers, attorneys or accountants for any tax advice. The Option I am hereby exercising is a Non-Qualified Stock Option, which is a taxable event.

3. Other Acknowledgments.

        a. I acknowledge receipt of copies of the Company's current Prospectus with respect to the Plan and its most recent Annual Report to Shareholders.

        b. I am aware that the Securities Act of 1933, as amended, and the regulations and requirements of the Securities and Exchange Commission thereunder, may impose limitations on the resale of the Company's stock acquired pursuant to this option exercise. I hereby certify that any resale of such stock will be made in compliance with the Act and those regulations and requirements and any applicable state securities laws, rules and regulations.

        c. I hereby appoint U.S. Stock Transfer Corporation as my agent to accept delivery of the shares of the Company's stock being purchased on my behalf pursuant to this option exercise, and request U.S. Stock Transfer Corporation to forward the certificates representing those shares to me at the address shown above.

        d. Prior to delivery of the Shares, I agree to make such representations as are required by or pursuant to the Plan or the Option Agreement.

        e. I agree to have placed on the face and reverse of any certificates for the Shares such legend as is required by or pursuant to the Option Agreement.


Date: __________________________

                                            Very truly yours,


                                            --------------------
                                            Optionee

------------------------------
Social Security Number


------------------------------
------------------------------
(Address)

                                    EXHIBIT B

                            INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT (the "AGREEMENT") is made and entered into this 17th day of May, 2002 between J2 Communications, a California corporation (the "COMPANY") and Daniel S. Laikin ("INDEMNITEE").

                                WITNESSETH THAT:

        WHEREAS, the Board of Directors of the Company having adopted the Second Amended and Restated Articles of Incorporation (the "CERTIFICATE") permitting the Board of Directors to indemnify certain agents and employees designated by the Board of Directors (the "OFFICERS") and directors (the "DIRECTORS") of the Company; and

        WHEREAS, the Certificate and Section 317 of the California General Corporation Law, as amended ("LAW"), permits the Company to indemnify its Officers and Directors; and

        WHEREAS, as a result of recent developments affecting the terms, scope and availability of D & O Insurance there exists general uncertainty as to the extent of protection afforded the Company's Officers and Directors by such D&O Insurance and said uncertainty also exists under statutory and bylaw indemnification provisions; and

        WHEREAS, in order to induce Indemnitee to serve as an officer and a director of the Company, the Company has determined and agreed to enter into this contract with Indemnitee;

        NOW, THEREFORE, in consideration of Indemnitee's service as an Officer and a Director after the date hereof, the parties hereto agree as follows:

        1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnity Indemnitee to the fullest extent authorized or permitted by the provisions of the Law, as such may be amended from time to time, and Article IV of the Certificate, as such may be amended. The benefits afforded hereby may not be reduced at a subsequent date without the express written permission of the Indemnitee. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

                (a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

               (b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this
        Section 1(b) if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if be acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Superior Court of the State of California, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.

               (c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the tiniest extent permitted by law against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

        2. Additional Indemnity.

                (a) Subject only to the exclusions set forth in Section 2(b) hereof, the Company hereby further agrees to hold harmless and indemnify Indemnitee against any and all Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any Proceeding (including an action by or on behalf of the Company) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of his Corporate Status; provided, however, that with respect to actions by or on behalf of the Company, indemnification of Indemnitee against any judgments shall be made by the Company only as authorized in the specific case upon a determination that Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; and

                (b) No indemnity pursuant to this Section 2 shall be paid by the
        Company:

                      (i) In respect to remuneration paid to Indemnitee if it
               shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

                      (ii) On account of any suit in which judgment is rendered
               against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                      (iii) On account of Indemnitee's conduct which is finally
               adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct; or

                      (iv) If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

        3. Contribution. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Indemnitee for any reason other than those set forth in paragraphs (i), (ii) and (iii) of Section 2(b), then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and by the Indemnitee on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Company on the one hand and of the Indemnitee on the other hand in connection with the events which resulted in such Expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one band and of the Indemnitee on the other hand shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this
Section 3 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

        4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

        5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee's Corporate Status within ten days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free. Notwithstanding the foregoing, the obligation of the Company to advance Expenses pursuant to this Section 5 shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee would not be permitted to be indemnified under applicable law, the Company shall be entitled to be reimbursed, within thirty
(30) days of such determination, by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Company that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to .reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).

        6. Procedure for Determination of Entitlement to Indemnification.

               (a) To obtain indemnification (including, but not limited to, the advancement of Expenses and contribution by the Company) under this Agreement, Indemnitee shall submit to the Chief Executive Officer (if Indemnitee is not then serving as the Chief Executive Officer) or Chief Financial Officer a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or any Assistant Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

               (b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case:

                        (i) if a Change in Control (as hereinafter defined)
                shall have
                occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case the determination shall be made in the manner provided in Clause (ii) below), or

                        (ii) if a Change in Control shall not have occurred, (A)
                by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, said Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee, or
                (C) if so directed by said Disinterested Directors, by the stockholders of the Company. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.. Any Independent Counsel, member of the Board of Directors, or stockholder of the Company shall act reasonably and in good faith in making a determination under the Agreement of the Indemnitee's entitlement to indemnification. Any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

                (c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in
        Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Superior Court of the State of California or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 8(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                (d) The Company shall not be required to obtain the consent of the Indemnitee to the settlement of any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability.

        7. Presumptions and Effect of Certain Proceedings.

                (a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

                (b) If the person, persons or entity empowered or selected under
        Section 5 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty(30) days after receipt by the

        Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent

                        (i) a misstatement by Indemnitee of a material fact, or
                an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or

                        (ii) a prohibition of such indemnification under
                applicable law; provided, however, that such 30 day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this
                Section 7(b) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to
                Section 5(b) of this Agreement and if(A) within fifteen (15) days after receipt by the Company of the request for such determination the Board of Directors or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of' stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or

                        (iii) if the determination of entitlement to
                indemnification is to be made by Independent Counsel pursuant to
                Section 6(b) of this Agreement.

                (c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendre or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                (d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the Officers and Directors of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. The provisions of this Section 7(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

        8. Remedies of Indemnitee.

                (a)In the event that:

                  (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement,

                  (ii) advancement of Expenses is not timely made pursuant to
           Section 5 of this Agreement,

                  (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification,

                  (iv) payment of indemnification is not made pursuant to
           Section 3 or 4 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or

                  (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 or 7 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of California, or in any other court of competent jurisdiction, of his entitlement to such indemnification. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this
           Section 8(a). The Company shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration.

                (b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and

        Indemnitee shall not be prejudiced by reason of that adverse determination.

               (c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 8, absent:

                        (i) a misstatement by Indemnitee of a material fact, or
                an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or

                        (ii) a prohibition of such indemnification under
                applicable law.

                (d) In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated. The Company shall indemnify Indemnitee against any and all expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee to recover under any Directors' and Officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery, as the case may be.

                (e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

        9. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

                (a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at anytime be entitled under applicable law, the Certificate, any agreement, a vote of stockholders or a resolution of Directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

               (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for Directors, Officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available fir any such director, officer, employee or agent under such policy or policies. A minimum of One Million Dollars ($1,000,000) of insurance shall be maintained at all times.

               (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights; provided, however, the Company may not be subrogated to any rights until Indemnitee has been paid in full all amounts owed to him hereunder, or unless Indemnitee shall have secured all benefits owing to him hereunder.

               (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

        10. Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall nor be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or any claim therein, unless

                (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors or

               (b) such Proceeding is being brought by the Indemnitee to assert his rights under this Agreement.

        11. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer and/or a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 3 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer and/or a director of the Company or any other enterprise at the Company's request.

        12. Security. To the extent requested by the Indemnitee and approved by the Board of Directors, the Company may at any time and from time to time provide security to the Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any and all such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

        13. Enforcement.

                (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer and/or a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer and/or a director of the Company.

                (b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

        14. Definitions. For purposes of this Agreement:

                (a) "CHANGE IN CONTROL" means a change in control of the Company occurring after the date of this Agreement of a nature that would constitute a Change in Control under that certain Employment Agreement, dated as of May 17, 2002 between the Company and James P. Jimirro.

                (b) "CORPORATE STATUS" describes the status of a person who is or was a director, officer, employee or agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving in such capacity at the express request of the Company.

               (c) "DISINTERESTED DIRECTOR" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee; provided, however, that neither Indemnitee nor Daniel Laikin shall be "Disinterested Directors" hereunder, and both Indemnitee and Daniel Laikin shall recuse themselves from any determinations made or to be made by the Board of Directors pursuant to this Agreement.

               (d) "ENTERPRISE" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

               (e) "EXPENSES" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, fees of accountants, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding.

               (f) "INDEPENDENT COUNSEL" means a law firm of national reputation, that is experienced in matters of California corporation law and neither presently is, nor in the past five years has been, retained to represent:

                      (i) the Company or Indemnitee in any matter including with respect to matters concerning other indemnitees under similar indemnification agreements, or

                      (ii) any other party to the Proceeding giving rise to a
               claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. Without limiting the foregoing, the term "Independent Counsel" shall not include Greenberg Traurig LLP or any other law firm in which John
               C. Kirkland is a partner or with which he is otherwise affiliated or associated. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising our of or relating to this Agreement or its engagement pursuant hereto.

               (g) "PROCEEDING" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that Indemnitee is or was an officer and/or a director of the Company, by reason of any action taken by him or of any inaction on his part while acting as an officer and/or a director of the Company, or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; in each ease whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement, including one pending on or before the date of this Agreement, and excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce his rights under this Agreement.

        15. Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever:

               (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; and

               (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

        16. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        17. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this

Agreement or otherwise.

        18. Notices. All notices, requests, demands and other communications hereunder stall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

               (a) If to Indemnitee, to:
                   9920 Towne Road
                   Carmel, Indiana 46032
                   Attention: Daniel S. Laikin
                   Facsimile: 317/870-1104

               (b) If to the Company, to:
                   J2 Communications
                   10850 Wilshire Blvd., Suite 1000
                   Los Angeles, California 90024
                   Attention: James P. Jimirro
                   Facsimile: 310/474-1219

or to such other address as may have been furnished in writing to Indemnitee by the Company or in writing to the Company by Indemnitee, as the case may be.

        19. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

        20. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

        21. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without application of the conflict of laws principles thereof.

        22. Gender. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.


                                                   COMPANY:

                                                   J2 COMMUNICATIONS,
                                                   a California corporation


                                                   By:__________________________
                                                   Name: James P. Jimirro
                                                   Title: President



                                                   INDEMNITEE:

                                                   -----------------------------
                                                   Daniel S. Laikin